As filed with the Securities and Exchange Commission on February 20, 2009

Registration No. 333-145069

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________

L-1 Identity Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	02-08087887
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

177 Broad Street

Stamford, Connecticut 06901

(203) 504-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark S. Molina

Executive Vice President, Chief Legal Officer and Secretary

L-1 Identity Solutions, Inc.

177 Broad Street

Stamford, Connecticut 06901

(203) 504-1100

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

_______________

Copy to:

Marita A. Makinen, Esq.

Weil Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Approximate date of commencement of proposed sale to the public:  Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

On August 2, 2007, L-1 Identity Solutions, Inc. (the “Registrant”), filed a registration statement on Form S-3, Registration Number 333-145069 (the “Registration Statement”), with the Securities and Exchange Commission to register the resale by the selling securityholders named in the Registration Statement of $175,000,000 aggregate principal amount of the Registrant’s 3.75% Convertible Senior Notes due 2027 (the “Notes”) and the shares of common stock issuable upon conversion of the Notes (together with the Notes, the “Securities”).

The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Securities. The Registrant is seeking to deregister the Securities because its obligation to keep the Registration Statement effective pursuant to the terms of its registration rights agreement with the selling securityholders has expired. The Registrant hereby terminates the effectiveness of the Registration Statement and deregisters all of the Securities registered under the Registration Statement that were not resold thereunder as of the date hereof.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Stamford, Connecticut, on this 20th day of February, 2009.

L-1 IDENTITY SOLUTIONS, INC.
/s/ Vincent A. D’Angelo
By:	Vincent A. D’Angelo
Title:	Senior Vice President, Finance and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chairman, President and Chief Executive Officer (Principal Executive Officer)	February 20, 2009
Robert V. LaPenta

*	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 20, 2009
James A. DePalma

/s/ Vincent A. D’Angelo	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	February 20, 2009
Vincent A. D’Angelo

*	Director	February 20, 2009
B.G. Beck

*	Director	February 20, 2009
Denis K. Berube

*	Director	February 20, 2009
Milton E. Cooper

*	Director	February 20, 2009
Robert S. Gelbard

*	Director	February 20, 2009
Malcolm J. Gudis

*	Director	February 20, 2009
John E. Lawler

*	Director	February 20, 2009
Admiral James M. Loy

3

*	Director	February 20, 2009
Peter Nessen

*	Director	February 20, 2009
Harriet Mouchly-Weiss

*	Director	February 20, 2009
B. Boykin Rose

/s/ Vincent A. D’Angelo
* Vincent A. D’Angelo
Attorney-in-fact

4